UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2004

DOGS INTERNATIONAL

(Exact name of registrant as specified in charter)

Nevada	333-84568	90-0006843
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

408 S. Daytona
Flagler Beach, FL	32136
(Address of Principal Executive Office)	(Zip Code)

(386) 439-4006

(Registrant's Executive Office Telephone Number)

Item 4.01. Changes in Registrant's Certifying Accountant

On November 22, 2004, the Registrant filed a Form 8-K disclosing the resignation of Beckstead and Watts, LLP as the Registrant's Independent Accountant effective November 18, 2004.

The Registrant has appointed Shelley International CPA, as the Registrant's independent accountants for the year ending December 31, 2004. This is a change in accountants recommended by the Registrant's Executive Management and approved by the Registrant's Board of Directors. Shelley International CPA was engaged by the Registrant on December 21, 2004. During the most recent two fiscal years and during the portion of 2004 preceding the Board's decision, neither the Company, nor anyone engaged on its behalf, has consulted with Shelley International CPA regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The reports of Beckstead and Watts, LLP on our consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for Beckstead and Watts, LLP's issuance of going concern opinions on the financial statements for the fiscal years ending December 31, 2003 and 2002. From January 23, 2002 (inception) through November 18, 2004, when Beckstead and Watts, LLP resigned as the registrant's independent accountant, there were no disagreements between us and Beckstead and Watts, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beckstead and Watts, LLP would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Beckstead and Watts, LLP, as the independent accountants of the Registrant.

Item 9.01 Financial Statements and Exhibits

EXHIBITS

16 Letter from Beckstead and Watts, LLP

______

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOGS INTERNATIONAL

By: /s/ Rosemary Williams

Rosemary Williams, President

Date: December 21, 2004